EXHIBIT 24.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of ACTV, Inc. on Form S-8/S-3 of our report dated March 15, 1995, appearing in the Annual Report on Form 10-K of ACTV, Inc. for the year ended
December 31, 1994 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

New York, New York

October 2, 1995